EXHIBIT 10.01
EXECUTIVE TRANSITION AGREEMENT
THIS EXECUTIVE TRANSITION AGREEMENT (this “Agreement”) is made as of this 17th day of November, 2020, by and between Flex Ltd. and its subsidiaries and affiliated entities (collectively, the “Company”) and Paul Humphries (“Executive”).
WHEREAS, Executive has served as President, Reliability Solutions since April 1, 2020, President, High Reliability Solutions from April 2011 to March 2020, and in various other leadership roles for the last 20 years, and has provided considerable service to the Company, and now desires to retire; and
WHEREAS, the Company desires to retain Executive for a period of time to ensure a smooth transition of the President, Reliability Solutions position; and
WHEREAS, the Company and Executive have agreed that Executive will retire from his position as President, Reliability Solutions effective November 30, 2020 ("Date of Transition"). In connection with his retirement, Executive will remain an employee of the Company and perform such transition and other services effective the Date of Transition through March 31, 2021 (the "Transition Period); and
WHEREAS, in connection with the termination of Executive’s employment, the parties have agreed to a transition services arrangement and the resolution of any and all disputes between them.
NOW, THEREFORE, IT IS HEREBY AGREED by and between Executive and the Company as follows:
1.Resignation as Officer. Executive hereby resigns, as of the Date of Transition, from all positions as an officer and/or director position (if any) of the Company and its affiliated entities. Executive shall remain an employee of the Company in a transition services position pursuant to the terms set forth in Paragraph 2.
2.Transition Services Arrangement.
(a)Transition Services Terms. Executive shall provide transition and other services to the Company for the Transition Period. The Transition Period will not be extended beyond March 31, 2021 (the "Date of Termination"). No severance pay or benefits shall be payable to Executive as a result of Executive's ceasing to be an officer of the Company as of the Date of Transition or ceasing to be an employee of the Company as of the Date of Termination, in either case under the Company's Executive Severance Plan or otherwise.
(b)Services. During the Transition Period, Executive shall, for 30-40 hours per week, (i) render Executive’s assistance and participation, giving at all times the full benefit of Executive’s knowledge, expertise, technical skill and ingenuity, in all matters relating to the transition of duties to the new President, Reliability Solutions, and (ii) provide such certifications and representations, relating to Executive's period of employment ending with the Date of Termination, as are necessary under the Sarbanes-Oxley Act of 2002 or as are beneficial in order to allow other officers of the Company to make such certifications or representations (the “Transition Services”). Notwithstanding the foregoing, upon any breach by Executive of Paragraphs 7, 8, or 9 of this Agreement, the Company shall have no further obligations under this Paragraph 2.
(c)Compensation during Transition Period. During the Transition Period, the Company will pay Executive his base salary currently in effect immediately before the Date of Transition, which salary shall be payable on the Company's regular payroll schedule. The Company will also reimburse Executive for reasonable out-of-pocket expenses incurred by Executive in performing the Transition Services in accordance with the applicable expense reimbursement policies of the Company as in effect from time to time; provided that Executive has received prior written or emailed approval from the Company’s Chief Executive Officer (or the Chief Executive Officer’s designee) for either the specific expense or for the reimbursement of reasonable expenses for the project or task to which the expenses relate.
(d)Incentive Compensation. Due to Executive’s retirement, Executive shall be eligible for a bonus payment based on actual performance under the Company’s fiscal year 2021 incentive bonus plan

(e)Deferred Compensation. Due to Executive’s retirement, Executive shall be eligible for continued vesting of Executive’s deferred compensation award that was granted in July 2020 pertaining to fiscal year 2020 under the Company’s deferred compensation plan.
(f)Treatment of Equity Awards. As of the Date of Transition, Executive holds certain equity-based awards (the "Equity Awards") which shall continue to vest during the Transition Period in accordance with their terms. For the avoidance of doubt, the Equity Awards remain subject to the terms of the Company's 2010 and 2017 Equity Incentive Plans, as applicable, and the applicable award agreements. Upon the Date of Termination, (i) all PSU awards will be prorated through the Date of Termination and paid out based on performance at the end of the original performance periods, (ii) Executive’s fiscal year 2021 RSU award will continue to vest due to Executive’s retirement eligibility in accordance with the terms of the award, and (iii) all other unvested Equity Awards will be forfeited. For the avoidance of doubt, Executive shall not be eligible for additional equity incentive grants after the Date of Transition. For purposes of this Agreement "Cause" shall have the definition set forth in the Company's Executive Severance Plan.
(g)Medical, Dental and Vision Benefits. During the Transition Period, Executive shall be eligible for medical, dental and vision coverage offered by the Company.
3.Termination Benefits.
(a)Accrued Benefits. Executive shall receive any amounts earned, accrued or owing but not yet paid to Executive as of the Date of Termination, including, but not limited to, unused accrued vacation (if any), and unpaid base salary earned by Executive through the Date of Termination, payable in a lump sum. Any benefits accrued or earned will be distributed in accordance with the terms of the applicable benefit plans and programs of the Company.
(b)No Other Benefits. Executive acknowledges and agrees that the payment(s) and other benefits pursuant to Paragraph 2 are in full discharge of any and all liabilities and obligations of the Company to Executive, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under the Company's Executive Severance Plan or any alleged written or oral employment agreement, policy, plan or procedure of the Company and/or alleged understanding or arrangement between Executive and the Company (other than claims for accrued and vested benefits under an employee benefit, insurance, or pension plan of the Company (excluding any employee benefit plan providing severance or similar benefits)), subject to the terms and conditions of such plan(s)). For the avoidance of doubt, Executive will not be eligible to participate in any employee benefit plans maintained for employees of the Company, including medical, dental and vision plans, following the Transition Period, except as specifically set forth herein. Upon termination of the Transition Period, Executive will be eligible to elect COBRA coverage as required by law.
(c)No Authority. Executive acknowledges that following the Date of Termination, Executive shall not represent himself to be an employee, officer, director, agent or representative of the Company and its direct and indirect parent(s) and subsidiaries (collectively, the “Company Group”) for any purpose.
(d)Release. As a condition precedent to the Company's obligations under this Agreement, Executive agrees to execute the Release and Waiver of Claims in favor of the Company, among other parties, attached to this Agreement as Exhibit A, upon the expiration of the Transition Period.
4.Release and Waiver of Claims.
(a)Executive, for and in consideration of the commitments of the Company as set forth in Paragraph 2 of this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the members of the Company Group, and their present and former officers, directors, employees, and agents, and their respective successors, predecessors, affiliates, assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, whether known or unknown, or which

Executive’s heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, up to the date of Executive’s execution of this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive’s employment relationship with the Company and Releasees, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under any applicable Company severance plan(s), the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, Title VII of The Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, the Executive Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act of 1938, the National Labor Relations Act of 1935, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, the Health Insurance Portability and Accountability Act of 1996, the Vocational Rehabilitation Act of 1973, California employment laws, the California Fair Employment and Housing Act, the California Family Rights Act (Cal. Gov. Code § 12940 et seq.), the California Labor Code (including but not limited to Labor Code §§ 98.6, 203, 232, 221, 1102.5, 2698 et seq., 6303, and 6400 et seq.), claims for retaliation under the Health and Safety Code section 1278.5; and any other federal, state and local employment laws, as amended, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.
(b)WAIVER OF SECTION 1542 RIGHTS. Executive acknowledges and agrees that he has been informed of and understands the provision of California Civil Code section 1542 which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive expressly waives and relinquishes any and all rights and benefits under Section 1542 of the Civil Code of the State of California and under any statute, rule, or principle of common law or equity, of any jurisdiction, that is similar to Civil Code section 1542. Executive understands that if the facts or law with respect to which the foregoing releases are given hereafter turn out to be other than or different from the facts or law in that connection not known to be or believed by them to be true, Executive expressly assumes the risk of the facts or law turning out to be so different, and agrees that the foregoing releases shall be in all respects effective and not subject to termination or rescission based upon any such differences in facts or law.
(c)To the fullest extent permitted by law, and subject to the provisions of Paragraph 4(c) below, Executive represents and affirms that (i) Executive has not filed or caused to be filed on Executive’s behalf any claim for relief against the Company or any Releasee and, to the best of Executive’s knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company or any Releasee on Executive’s behalf; and (ii) Executive has no knowledge of any improper, unethical or illegal conduct or activities that Executive has not already reported to any supervisor, manager, department head, human resources representative, agent or other representative of the Company, to any member of the Company’s legal or compliance departments, or to the ethics hotline; and (iii) Executive will not file, commence, prosecute or participate in any judicial or arbitral action or proceeding against the Company or any Releasee based upon or arising out of any act, omission, transaction, occurrence, contract, claim or event existing or occurring on or before the date of execution of this Agreement.
(d)The release of claims described in Paragraphs 4(a), (b) and (c) of this Agreement does not preclude Executive from filing a charge with the U.S. Equal Employment Opportunity Commission. However, Executive agrees and hereby waives any and all rights to any monetary relief or other personal recovery from any such charge, including costs and attorneys’ fees. Additionally, this release of claims does not preclude Executive from filing claims that arise after the date of execution of this Agreement.
(e)Subject to the provisions of Paragraph 4(d) of this Agreement, in further consideration of the commitments described in Paragraph 2, Executive agrees that Executive will not file, claim, sue or cause or permit to be filed, any civil action, suit or legal proceeding seeking equitable or monetary relief (including damages, injunctive, declaratory, monetary or other relief) for himself or herself involving any matter released in Paragraph 4. In the event that suit is filed in breach of this release of claims, it is expressly understood and agreed that this release of claims shall constitute a complete defense to any such suit. In the event any Releasee is required to institute litigation to enforce the terms of this Paragraph, Releasees shall be entitled to recover reasonable costs and attorneys' fees incurred in such enforcement. Executive further agrees and covenants that should any person, organization, or other entity file, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding involving any matter occurring at any time in the past, Executive will not seek or accept personal equitable or monetary relief in such civil action, suit or legal proceeding. Nothing in this Agreement shall prohibit or restrict Executive from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.
5.Successors and Assigns. The provisions hereof shall inure to the benefit of the Executive’s heirs, executors, administrators, legal personal representatives and assigns and shall be binding upon the Executive’s heirs, executors, administrators, legal personal representatives and assigns.
6.Severability. If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.
7.Cooperation. The Executive acknowledges that the Company may need to consult with the Executive from time to time on a reasonable basis after the end of the Transition Period on matters that the Executive had worked on prior to the end of the Transition Period. The Executive agrees to continue to cooperate with the Company and to provide any such information as is reasonably requested by the Company.
8.Restrictive Covenants.
(a)Confidential Information.
(i)Executive acknowledges that the Company’s business and services are highly specialized, the identity and particular needs of the Company’s customers, suppliers, and independent contractors are not generally known, and the documents, records, and information regarding the Company’s customers, suppliers, independent contractors, services, methods of operation, policies, procedures, sales, pricing, and costs are highly confidential information and constitute trade secrets. Executive further acknowledges that the services rendered to the Company by Executive have been or will be of a special and unusual character which have a unique value to the Company and that Executive has had or will have access to trade secrets and confidential information belonging to the Company, the loss of which cannot be adequately compensated by damages in an action at law.
(ii)Executive agrees to not use for any purpose or disclose to any person or entity any Confidential Information, except as required in the performance of Executive’s duties to the Company. “Confidential Information” means information that the Company has obtained in connection with its present or planned business, including information Executive developed in the performance of Executive’s duties for the Company, the disclosure of which could result in a competitive or other disadvantage to the Company. “Confidential Information” includes, but is not limited to, all information of Company to which Executive has had or will have access, whether in oral, written, graphic or machine-readable form, including without limitation, records, lists, specifications, operations or systems manuals, decision processes, policies, procedures, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, vendor lists, independent contractor lists, identities, or information, proprietary ideas, concepts, know-how, methodologies and all other information related to Company’s business and/or the business of any of its affiliates, knowledge of the Company’s customers, suppliers, employees, independent contractors, methods of operation, trade secrets, software, software code, methods of determining prices. Confidential Information shall also include all information of a third party to which Company and/or any of its affiliates have access and to which Executive has had or will have access. Executive will not, directly or indirectly, copy, take, disclose, or remove from the Company’s premises, any of the Company’s books, records, customer lists, or any Confidential Information. Executive acknowledges and understands that, pursuant to the Defend Trade Secrets Act of 2016: An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the individual’s attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.
(b)Employee Non-Solicitation.
(i)Non-Solicitation of Employees During Employment. During the term of Executive’s employment with the Company, Executive will not, either on Executive’s own account or for any person, firm, partnership, corporation, or other entity (a) solicit, interfere with, or endeavor to cause any employee of the Company to leave employment with the Company; or (b) induce or attempt to induce any such employee to breach their obligations to the Company.
(ii)Non-Solicitation of Employees After Employment. After Executive’s separation from employment with the Company for any reason whatsoever, Executive will not, either on Executive’s own account or for any person, firm, partnership, corporation, or other entity, use the Company’s trade secrets to (a) solicit, interfere with, or endeavor to cause any employee of the Company to leave employment with the Company; or (b) induce or attempt to induce any such employee to breach their obligations to the Company.
(iii)Anti-Raiding of Employees. Executive agrees that for a period of one year after Executive’s separation from employment with the Company for any reason whatsoever, whether using the Company’s trade secrets or not, Executive shall not disrupt, damage, impair, or interfere with the Company’s business by raiding the Company’s employees.
(c)Non-Disparagement. The Executive agrees that he will not make any disparaging or defamatory comments regarding the Company or any member of the Company Group, their respective affiliates, employees, officers, directors, products or services. The Executive’s obligations under this subsection of Paragraph 8 shall not apply to disclosures required by applicable law, regulation or order of a court or governmental agency.
9.Return of Property. The Executive agrees that promptly following the Date of Termination the Executive will have returned to the Company all property belonging to the Company and/or any other member of the Company Group, including but not limited to all proprietary and/or confidential information and documents (including any copies thereof) in any form belonging to the Company, cell phone, Blackberry, iPad, iPhone, keys, card access to the building and office floors, Employee Handbook, phone card, computer user name and password, disks and/or voicemail code; provided, however, that with respect to such property as may be necessary to perform the Transition Services, provided that the Executive notifies the Company of the property that will remain in his possession and the Company agrees, the Executive will be permitted to retain such property during the Transition Period, and Executive agrees to return such property promptly upon the expiration of the Transition Period.
10.Non-Admission. The parties agree and acknowledge that the agreement by the Company described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed as an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to the Executive.
11.Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the termination of the Executive’s employment. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.
12.Governing Law; Jurisdiction. This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with and be governed by the laws of the State of California without reference to its conflicts of laws principle.
13.Opportunity for Review; Acceptance. The Executive has until twenty-one (21) days within which to consider this Agreement. Any modifications, material or otherwise, made to this Agreement have not restarted or affected in any manner the original twenty-one (21) days consideration period, and the Executive has signed on the date indicated below after concluding that this Agreement is satisfactory to the Executive. Notwithstanding anything contained herein to the contrary, the Executive may revoke this Agreement within seven (7) calendar days after the Executive’s execution and it shall not become effective until the expiration of such seven (7) day revocation period. Any revocation within this period must be submitted, in writing, to the Company and state, “I hereby revoke my acceptance of our Agreement.” The revocation must be delivered to the Executive’s human resources representative and postmarked within seven (7) calendar days of the Executive’s execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which the Executive resides, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. In the event of the Executive’s timely revocation, this Agreement will be deemed null and void and the Company will have no obligations hereunder.
*    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

FLEX LTD.

By:	/s/ Revathi Advaithi
Name:	Revathi Advaithi
Title:	Chief Executive Officer
Dated:	November 17, 2020

/s/ Paul Humphries
PAUL HUMPHRIES
Dated: November 19, 2020

Exhibit A
Release and Waiver of Claims

This Release and Waiver of Claims (this “Release”) is hereby delivered by PAUL HUMPHRIES (“I” or “me”) to Flex Ltd. (the “Company”) pursuant to the terms of the Executive Transition Agreement (the “Agreement”) entered into between the Company and me on November 17, 2020. I am delivering this Release in connection with the expiration of the Transition Period (as defined in the Agreement).
1.Release and Waiver of Claims.
(a)As used in this Release, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise.
(b)In consideration of the commitments of the Company as set forth in Paragraph 2 of the Agreement, I intend to be legally bound, and hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company Group and their present and former officers, directors, employees, and agents, and their respective successors, predecessors, affiliates, assigns, heirs, executors, and administrators (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which I ever had, now have, or hereafter may have, whether known or unknown, or which my heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, up to the date of my execution of this Release, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship, transition services relationship, or consulting relationship with the Company and Releasees, the terms and conditions of that employment relationship, transitions services relationship, and consulting relationship, and the termination of that employment relationship, transition services relationship, and consulting relationship, including, but not limited to, any claims arising under any applicable Company severance plan(s), the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, Title VII of The Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act, the Executive Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act of 1938, the National Labor Relations Act of 1935, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010, the Health Insurance Portability and Accountability Act of 1996, the Vocational Rehabilitation Act of 1973, California employment laws, the California Fair Employment and Housing Act, the California Family Rights Act (Cal. Gov. Code § 12940 et seq.), the California Labor Code (including but not limited to Labor Code §§ 98.6, 203, 232, 221, 1102.5, 2698 et seq., 6303, and 6400 et seq.), claims for retaliation under the Health and Safety Code section 1278.5; and any other federal, state and local employment laws, as amended, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs. This Release is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.
(c)WAIVER OF SECTION 1542 RIGHTS. Executive acknowledges and agrees that he has been informed of and understands the provision of California Civil Code section 1542 which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Executive expressly waives and relinquishes any and all rights and benefits under Section 1542 of the Civil Code of the State of California and under any statute, rule, or principle of common law or equity, of any jurisdiction, that is similar to Civil Code section 1542. Executive understands that if the facts or law with respect to which the foregoing releases are given hereafter turn out to be other than or different from the facts or law in that connection not known to be or believed by them to be true, Executive expressly assumes the risk of the facts or law turning out to be so different, and agrees that the foregoing releases shall be in all respects effective and not subject to termination or rescission based upon any such differences in facts or law.
(d)To the fullest extent permitted by law, and subject to the provisions of Paragraph 1(e) below, I represent and affirm that (i) I have not filed or caused to be filed on my behalf any claim for relief against the Company or any Releasee and, to the best of my knowledge and belief, no outstanding claims for relief have been filed or asserted against the Company or any Releasee on my behalf; and (ii) I have no knowledge of any improper, unethical or illegal conduct or activities that I have not already reported to any supervisor, manager, department head, human resources representative, agent or other representative of the Company, to any member of the Company’s legal or compliance departments, or to the ethics hotline; and (iii) I will not file, commence, prosecute or participate in any judicial or arbitral action or proceeding against the Company or any Releasee based upon or arising out of any act, omission, transaction, occurrence, contract, claim or event existing or occurring on or before the date of execution of this Release.
(e)The release of claims described in Paragraphs 1(b), (c) and (d) of this Release does not preclude me from filing a charge with the U.S. Equal Employment Opportunity Commission. However, I agree and hereby waive any and all rights to any monetary relief or other personal recovery from any such charge, including costs and attorneys’ fees. Additionally, this release of claims does not preclude me from filing claims that arise after the date of execution of this Release.
(f)Subject to the provisions of Paragraph 1(e) of this Release, in further consideration of the commitments described in Paragraph 2 of the Agreement, I agree that I will not file, claim, sue or cause or permit to be filed, any civil action, suit or legal proceeding seeking equitable or monetary relief (including damages, injunctive, declaratory, monetary or other relief) for himself or herself involving any matter released in Paragraph 1. In the event that suit is filed in breach of this release of claims, it is expressly understood and agreed that this release of claims shall constitute a complete defense to any such suit. In the event any Releasee is required to institute litigation to enforce the terms of this Paragraph, Releasees shall be entitled to recover reasonable costs and attorneys' fees incurred in such enforcement. I further agree and covenant that should any person, organization, or other entity file, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding involving any matter occurring at any time in the past, I will not seek or accept personal equitable or monetary relief in such civil action, suit or legal proceeding. Nothing in this Agreement shall prohibit or restrict me from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.
2.Knowing and Voluntary Waiver. I expressly certify and acknowledge as follows:
(a)I have read the terms of this Release and that I understand its terms and effects, including the fact that I have agreed to REMISE, RELEASE, AND FOREVER DISCHARGE the Releasees and each and every one of its affiliated entities from any legal action arising out of my employment relationship, transition services relationship, or consulting relationship with the Company and the termination of that employment relationship, transition services relationship, or consulting relationship;
(b)I have signed this Release voluntarily and knowingly in exchange for the consideration described in Paragraph 2 of the Agreement, which I acknowledge is adequate and satisfactory and which I acknowledge is in addition to any other benefits to which I am otherwise entitled;

(c)I do not waive rights or claims that may arise after the date I execute this Release;
(d)I was advised in writing to consult with my attorney prior to signing this Release; and
(e)I have signed this Release knowingly and voluntarily.
3.Restrictive Covenants.
(a)Confidential Information.
(i)I acknowledge that the Company’s business and services are highly specialized, the identity and particular needs of the Company’s customers, suppliers, and independent contractors are not generally known, and the documents, records, and information regarding the Company’s customers, suppliers, independent contractors, services, methods of operation, policies, procedures, sales, pricing, and costs are highly confidential information and constitute trade secrets. I further acknowledge that the services rendered to the Company by me have been or will be of a special and unusual character which have a unique value to the Company and that I have had or will have access to trade secrets and confidential information belonging to the Company, the loss of which cannot be adequately compensated by damages in an action at law.
(ii)I agree to not use for any purpose or disclose to any person or entity any Confidential Information, except as required in the performance of my duties to the Company. “Confidential Information” means information that the Company has obtained in connection with its present or planned business, including information I developed in the performance of my duties for the Company, the disclosure of which could result in a competitive or other disadvantage to the Company. “Confidential Information” includes, but is not limited to, all information of Company to which I have had or will have access, whether in oral, written, graphic or machine-readable form, including without limitation, records, lists, specifications, operations or systems manuals, decision processes, policies, procedures, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, vendor lists, independent contractor lists, identities, or information, proprietary ideas, concepts, know-how, methodologies and all other information related to Company’s business and/or the business of any of its affiliates, knowledge of the Company’s customers, suppliers, employees, independent contractors, methods of operation, trade secrets, software, software code, methods of determining prices. Confidential Information shall also include all information of a third party to which Company and/or any of its affiliates have access and to which I have had or will have access. I will not, directly or indirectly, copy, take, disclose, or remove from the Company’s premises, any of the Company’s books, records, customer lists, or any Confidential Information. I acknowledge and understand that, pursuant to the Defend Trade Secrets Act of 2016: An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the individual’s attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

(b)Employee Non-Solicitation.
(i)Non-Solicitation of Employees After Employment. After my separation from employment with the Company for any reason whatsoever, I will not, either on my own account or for any person, firm, partnership, corporation, or other entity, use the Company’s trade secrets to (a) solicit, interfere with, or endeavor to cause any employee of the Company to leave employment with the Company; or (b) induce or attempt to induce any such employee to breach their obligations to the Company.
(ii)Anti-Raiding of Employees. I agree that for a period of one year after my separation from employment with the Company for any reason whatsoever, whether using the Company’s trade secrets or not, I shall not disrupt, damage, impair, or interfere with the Company’s business by raiding the Company’s employees.
(c)Non-Disparagement. The Executive agrees that he will not make any disparaging or defamatory comments regarding the Company or any member of the Company Group, their respective affiliates, employees, officers, directors, products or services. The Executive’s obligations under this subsection of Paragraph 8 shall not apply to disclosures required by applicable law, regulation or order of a court or governmental agency.
4.Opportunity for Review; Acceptance. I have until twenty-one (21) days within which to consider this Release. Any modifications, material or otherwise, made to this Release have not restarted or affected in any manner the original twenty-one (21) days consideration period, and I have signed on the date indicated below after concluding that this Release is satisfactory to me. Notwithstanding anything contained herein to the contrary, I may revoke this Release within seven (7) calendar days after my execution and it shall not become effective until the expiration of such seven (7) day revocation period. Any revocation within this period must be submitted, in writing, to the Company and state, “I hereby revoke my acceptance of the Release.” The revocation must be delivered to my human resources representative and postmarked within seven (7) calendar days of my execution of this Release. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in the state in which I reside, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. In the event of my timely revocation, this Release will be deemed null and void and the Company will have no obligations to provide the payments and benefits under Paragraph 2 of the Agreement.

/s/ Paul Humphries
PAUL HUMPHRIES
Dated: November 19, 2020